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                                                                 EXHIBIT 10-1(b)


                              AMENDMENT NUMBER TWO
                                     TO THE
                           FREMONT GENERAL CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN


        Effective as of August 2, 1997, the Fremont General Corporation Employee Stock Ownership Plan (the "ESOP") is amended to provide that:

FIRST: With respect to former employees of Industrial Indemnity Holdings, Inc. or its subsidiaries (collectively "II") who became Employees of Fremont General Corporation or one of its Affiliated Companies (collectively, the "Employer") following acquisition of II by the Employer (the "Acquisition Date"), service with II or any member of the controlled group of corporations which included II prior to the Acquisition Date shall be counted for eligibility and vesting purposes under the ESOP.

SECOND: For purposes of allocation under the ESOP in accordance with Section 4.2(c) for the ESOP year ending December 31, 1997:

        (a) a former II employee who is eligible to participate in the ESOP shall be deemed to have completed "1,000 Hours of Service," and

        (b) the Compensation of a former II employee who is eligible to participate in the ESOP shall be limited to Compensation paid by the Employer for the period beginning with the Acquisition Date and ending on December 31, 1997.

THIRD: Nothing in this amendment shall result in the reduction of the accrued benefit of any Participant.



Dated: December 30, 1997
        ----------------

                                            FREMONT GENERAL CORPORATION

                                            By: /s/ RAYMOND G. MEYERS
                                                --------------------------------
                                                RAYMOND G. MEYERS